UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2024

COLGATE-PALMOLIVE COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CL	New York Stock Exchange
0.500% Notes due 2026	CL 26	New York Stock Exchange
0.300% Notes due 2029	CL 29	New York Stock Exchange
1.375% Notes due 2034	CL 34	New York Stock Exchange
0.875% Notes due 2039	CL 39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2024, the Board of Directors (the “Board”) of Colgate-Palmolive Company (“Colgate”) elected Brian Newman, Executive Vice President and Chief Financial Officer of United Parcel Service, Inc. (“UPS”), to the Colgate Board, effective March 15, 2024.  Mr. Newman, 55, will bring extensive financial and global business leadership experience and expertise in the consumer products industry to Colgate’s Board.  Prior to joining UPS in 2019, Mr. Newman spent 26 years at PepsiCo, Inc. (“PepsiCo”), where he served in a variety of finance leadership roles spanning Europe, Asia and North and South America. He also served as Executive Vice President for PepsiCo’s Global Operations, responsible for global operations including supply chain, global procurement, global security, enterprise risk management and transformation and as PepsiCo’s Chief Strategy Officer.  Mr. Newman will receive compensation as a non-employee director in accordance with Colgate’s director compensation program described in Colgate’s proxy statement filed with the Securities and Exchange Commission on March 29, 2023.

In accordance with Colgate’s mandatory director retirement policy, Stephen I. Sadove, 72, will retire as a director at the end of his current term and will not stand for reelection to the Board at the Annual Meeting of Stockholders to be held on May 10, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: February 15, 2024	By:	/s/ Jennifer M. Daniels
	Name:	Jennifer M. Daniels
	Title:	Chief Legal Officer and Secretary

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